AMP INCORPORATED EMPLOYEE SAVINGS AND
                                  THRIFT PLAN


                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                         TOGETHER WITH AUDITORS' REPORT



               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1998 AND 1997




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits as of December 31, 1998 and 1997

     Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1998

     Notes to Financial Statements



SCHEDULES:

     Schedule I -- Item 27(a) -- Schedule of Investments as of December 31,
     1998

     Schedule II -- Item 27(d) -- Schedule of Reportable Transactions for the Year Ended December 31, 1998





           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Administrator of the
AMP Incorporated Employee Savings and Thrift Plan:

     We have audited the accompanying statements of net assets available for benefits of the AMP Incorporated Employee Savings and Thrift Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            /s/ Arthur Andersen LLP


Philadelphia, PA
June 16, 1999

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1998

                                             |              The Vanguard Group Funds
                                             |              ------------------------
                                             |  Money Market                    Index Trust
         ASSETS                   Total      |     Prime        Wellington          500          Windsor II      PrimeCap
         ------                   -----      | -------------   -------------   ------------      ----------      --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $727,005,368     $52,379,635     $83,484,134     $252,884,883    $73,510,858    $104,188,273
     Common stock              104,848,875              --              --               --             --              --
     Participant loans
        (Note 1)                38,749,050              --              --               --             --              --
                             -------------     -----------     -----------     ------------    -----------    ------------
                               870,603,293      52,379,635      83,484,134      252,884,883     73,510,858     104,188,273
                             -------------     -----------     -----------     ------------    -----------    ------------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)          145,235,245              --              --               --             --              --
                             -------------     -----------     -----------     ------------    -----------    ------------
         Total investments   1,015,838,538      52,379,635      83,484,134      252,884,883     73,510,858     104,188,273
                             -------------     -----------     -----------     ------------    -----------    ------------
RECEIVABLES:
     Employer contributions
      (Note 1)                     250,519           7,080          18,976           47,537         20,956          32,945
     Employee deposits
      (Note 1)                     794,204          20,710          64,946          178,434         73,785         118,335
     Other                         538,449              --              --               --             --              --
                             -------------     -----------     -----------     ------------    -----------    ------------
          Total receivables      1,583,172          27,790          83,922          225,971         94,741         151,280
                             -------------     -----------     -----------     ------------    -----------    ------------
TOTAL ASSETS                 1,017,421,710      52,407,425      83,568,056      253,110,854     73,605,599     104,339,553
                             -------------     -----------     -----------     ------------    -----------    ------------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased         473,815              --              --              --              --              --
                            --------------     -----------     -----------     ------------   ------------     -----------

NET ASSETS AVAILABLE
      FOR BENEFITS          $1,016,947,895     $52,407,425     $83,568,056     $253,110,854    $73,605,599    $104,339,553
                            ==============     ===========     ===========     ============   ============    ============


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1998
                                  CONTINUED

                                                  The Vanguard Group Funds cont'd.            |
                                ------------------------------------------------------------  |
                                World Fund     International      Asset          Total Bond   |  T. Rowe Price
       ASSETS                   U.S. Growth       Growth        Allocation      Market Index  |   New Horizons
       ------                   -----------    -------------    ----------      ------------  |  -------------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $87,741,083      $15,626,204      $6,409,603      $15,102,848      $10,520,857
     Common stock                      --               --              --               --               --
     Participant loans
        (Note 1)                       --               --              --               --               --
                              -----------      -----------      ----------      -----------      -----------
                               87,741,083       15,626,204       6,409,603       15,102,848       10,520,857
                              -----------      -----------      ----------      -----------      -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)                  --               --              --               --               --
                              -----------      -----------      ----------      -----------      -----------
         Total investments     87,741,083       15,626,204       6,409,603       15,102,848       10,520,857
                              -----------      -----------      ----------      -----------      -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     20,654            3,849             412            2,065            4,652
     Employee deposits
      (Note 1)                     71,814           12,116           1,524            7,266           15,293
     Other                             --               --              --               --               --
                              -----------      -----------      ----------      -----------      -----------
          Total receivables        92,468           15,965           1,936            9,331           19,945
                              -----------      -----------      ----------      -----------      -----------
TOTAL ASSETS                   87,833,551       15,642,169       6,411,539       15,112,179       10,540,802
                              -----------      -----------      ----------      -----------      -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --               --               --              --               --
                              -----------      -----------       ----------      ----------       ----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $87,833,551      $15,642,169      $6,411,539      $15,112,179      $10,540,802
                              ===========      ===========      ==========      ===========      ===========


                      AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                        STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                      DECEMBER 31, 1998
                                         CONTINUED


                               AMP Fixed      AMP Stock
                              Income Fund        Fund          Loan Fund
                              -----------     ---------        ---------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts       $ 25,156,890     $        100     $        --
     Common stock                      --      104,848,875              --
     Participant loans
        (Note 1)                       --              --       38,749,050
                             ------------     ------------     -----------
                               25,156,890      104,848,975      38,749,050
                             ------------     ------------     -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)         145,235,245               --              --
                             ------------     ------------     -----------
         Total investments    170,392,135      104,848,975      38,749,050
                             ------------     ------------     -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     61,686           29,707              --
     Employee deposits
      (Note 1)                    201,384           28,597              --
     Other                             --          538,449              --
                             ------------     ------------     -----------
          Total receivables       263,070          596,753              --
                             ------------     ------------     -----------
TOTAL ASSETS                  170,655,205      105,445,728      38,749,050
                             ------------     ------------     -----------

     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --          473,815              --
                             ------------     ------------     -----------
NET ASSETS AVAILABLE
      FOR BENEFITS           $170,655,205     $104,971,913     $38,749,050
                             ============     ============     ===========

The accompanying notes and schedules are an integral part of this statement.


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1997


                                            |                          The Vanguard Group Funds
                                            |                          ------------------------
                                            |   Money Market                    Index Trust
         ASSETS                   Total     |      Prime        Wellington          500          Windsor II      PrimeCap
         ------                   -----     |  -------------   -------------   ------------      ----------      --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $484,086,683     $19,226,750     $53,007,329     $190,121,782    $56,798,234     $95,478,987
     Common stock               58,152,696              --              --               --             --              --
     Participant loans
        (Note 1)                33,628,801              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
                               575,868,180      19,226,750      53,007,329      190,121,782     56,798,234      95,478,987
                              ------------     -----------     -----------     ------------    -----------     -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)          174,838,675              --              --              --              --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
         Total investments     750,706,855      19,226,750      53,007,329      190,121,782     56,798,234      95,478,987
                              ------------     -----------     -----------     ------------    -----------     -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     250,518           6,345          17,890           42,456         17,824          31,023
     Employee deposits
      (Note 1)                     794,063          19,821          63,638          165,363         65,597         114,917
     Other                         494,477              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
          Total receivables      1,539,058          26,166          81,528          207,819         83,421         145,940
                              ------------     -----------     -----------     ------------    -----------     -----------
TOTAL ASSETS                   752,245,913      19,252,916      53,088,857      190,329,601     56,881,655      95,624,927
                              ------------     -----------     -----------     ------------    -----------     -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased         681,381              --              --              --              --              --
                              ------------     -----------     -----------     ------------   ------------     -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $751,564,532     $19,252,916     $53,088,857     $190,329,601    $56,881,655     $95,624,927
                              ============     ===========     ===========     ============   ============     ===========


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1997
                                  CONTINUED

                                  The Vanguard Group Funds    |
                                  ------------------------    |
                                World Fund     International  |  T. Rowe Price   AMP Fixed      AMP Stock
       ASSETS                   U.S. Growth       Growth      |  New Horizons   Income Fund        Fund          Loan Fund
       ------                   -----------    -------------  |  -------------  -----------     ---------        ---------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $39,710,055      $5,893,731       $10,425,464    $ 12,334,738     $ 1,089,613      $        --
     Common stock                      --              --                --              --      58,152,696               --
     Participant loans
        (Note 1)                       --              --                --              --              --       33,628,801
                              -----------      ----------        ----------    ------------     -----------      -----------
                               39,710,055       5,893,731        10,425,464      12,334,738      59,242,309       33,628,801
                              -----------      ----------        ----------    ------------     -----------      -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)                  --              --                --     174,838,675              --               --
                              -----------      ----------        ----------    ------------     -----------      -----------
         Total investments     39,710,055       5,893,731        10,425,464     187,173,413      59,242,309       33,628,801
                              -----------      ----------        ----------    ------------     -----------      -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     14,081           3,272             5,489          75,154          36,984               --
     Employee deposits
      (Note 1)                     50,019          10,425            17,780         254,615          31,888               --
     Other                             --              --                --              --         422,840           71,637
                              -----------      ----------        ----------    ------------     -----------      -----------
          Total receivables        64,100          13,697            23,269         329,769         491,712           71,637
                              -----------      ----------        ----------    ------------     -----------      -----------
TOTAL ASSETS                   39,774,155       5,907,428        10,448,733     187,503,182      59,734,021       33,700,438
                              -----------      ----------        ----------    ------------     -----------      -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --              --                --              --         681,381               --
                              -----------      ----------        ----------    ------------     -----------      -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $39,774,155      $5,907,428       $10,448,733    $187,503,182     $59,052,640      $33,700,438
                              ===========      ==========       ===========    ============     ===========      ===========

The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                             |              The Vanguard Group Funds
                                             |              ------------------------
                                             |  Money Market                    Index Trust
                                  Total      |     Prime        Wellington          500          Windsor II      PrimeCap
                                  -----      | -------------   -------------   ------------      ----------      --------
ADDITIONS:
   Investment income-
      Net appreciation in
         market value of
         investments            $103,319,500   $        --     $   146,762    $ 46,892,127      $ 2,581,469     $17,735,803
      Interest and dividends      41,719,393     1,510,798       5,970,073       3,389,226        6,232,171       3,953,531
                                ------------   -----------     -----------    ------------      -----------     -----------
                                 145,038,893     1,510,798       6,116,835      50,281,353        8,813,640      21,689,334
                                ------------   -----------     -----------    ------------      -----------     -----------
 Contributions and deposits
      (Note 1)
      Employer                    15,163,059       548,078       1,028,973       2,467,014       1,095,384        1,771,935
      Employee                    55,859,137     1,791,888       5,140,045      13,284,963       5,609,928        9,113,547
                                ------------   -----------     -----------    ------------      -----------     -----------
                                  71,022,196     2,339,966       6,169,018      15,751,977        6,705,312      10,885,482
                                ------------   -----------     -----------    ------------      -----------     -----------
Asset Transfers In (Note 7)      198,186,758    33,769,711      30,255,229      38,825,525       11,234,895         441,807
                                ------------   -----------     -----------    ------------      -----------     -----------
      Total additions            414,247,847    37,620,475      42,541,082      104,858,855      26,753,847      33,016,623
                                ------------   -----------     -----------    ------------      -----------     -----------
DEDUCTIONS:
      Payments to participants
      (Note 1)                    148,694,132    5,517,007       9,667,582      32,502,281        7,495,027      10,137,316
      Loan maintenance fees           170,352       20,720          29,555          21,405           21,110          18,330
                                ------------   -----------     -----------    ------------      -----------     -----------
      Total deductions            148,864,484    5,537,727       9,697,137      32,523,686        7,516,137      10,155,646

INTERFUND TRANSFERS--NET                  --     1,071,761      (2,364,746)     (9,553,916)      (2,513,766)    (14,146,351)
                                ------------   -----------     -----------    ------------      -----------     -----------
      Net additions
      (deductions)               265,383,363    33,154,509      30,479,199      62,781,253       16,723,944       8,714,626

NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year          751,564,532    19,252,916      53,088,857     190,329,601       56,881,655      95,624,927
                                ------------   -----------     -----------    ------------      -----------    ------------
      End of year             $1,016,947,895   $52,407,425     $83,568,056    $253,110,854      $73,605,599    $104,339,553
                                ============   ===========     ===========    ============      ===========    ============

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    CONTINUED

                                                         The Vanguard Group Funds                  |
                                                         ------------------------                  |
                                     World Fund   International        Asset          Total Bond   | T. Rowe Price
                                     U.S. Growth     Growth          Allocation      Market Index  |  New Horizons
                                     -----------  -------------      ----------      ------------  | -------------
ADDITIONS:
   Investment income-
      Net appreciation
         (depreciation) in
         market value of
         investments                $12,722,547     $ 805,361         $     6,339      $ 43,224       $   13,936
      Interest and dividends          3,804,262       130,462                  --       314,862          442,580
                                    -----------    ----------         -----------    ----------       ----------
                                     16,526,809       935,823               6,339       358,086          456,516
                                    -----------    ----------         -----------    ----------       ----------
 Contributions and deposits
      (Note 1)
      Employer                          910,676       195,154                 473        68,458          227,149
      Employee                        4,589,944       847,018               1,867       347,705        1,238,236
                                    -----------    ----------         -----------    ----------       ----------
                                      5,500,620     1,042,172               2,340       416,163        1,515,385
                                    -----------    ----------         -----------    ----------       ----------
Asset Transfers in (Note 7)          24,934,474     8,897,559           6,403,156     6,960,075        1,816,598
                                   ------------   -----------         -----------   -----------      -----------
      Total additions                46,961,903    10,875,554           6,411,835     7,734,324        3,788,499
                                    -----------    ----------         -----------    ----------       ----------
DEDUCTIONS:
      Payments to participants        5,784,950       899,436                  --     1,155,541          839,289
         (Note 1)
      Loan maintenance fees               3,220         1,310                  --            35           18,386
                                    -----------    ----------         -----------   -----------      -----------
      Total deductions                5,788,170       900,746                  --     1,155,576          857,675
                                    -----------   -----------         -----------   -----------      -----------
INTERFUND TRANSFERS--NET              6,885,663      (240,067)               (296)    8,533,431       (2,838,755)
                                    -----------   -----------         -----------   -----------      -----------
         Net additions
         (deductions)                48,059,396     9,734,741           6,411,539    15,112,179           92,069
                                    -----------   -----------         -----------   -----------      -----------
NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year              39,774,155     5,907,428                  --            --       10,448,733
                                    -----------   -----------         -----------   -----------      -----------
      End of year                   $87,833,551   $15,642,169          $6,411,539   $15,112,179      $10,540,802
                                    ===========   ===========         ===========   ===========      ===========


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    CONTINUED


                                     AMP Fixed       AMP Stock
                                    Income Fund        Fund         Loan Fund
                                    -----------      ---------      ---------
ADDITIONS:
   Investment income-
      Net appreciation
         (depreciation) in
         market value of
         investments                $         --   $ 22,371,932     $        --
      Interest and dividends          11,359,854      1,662,549       2,949,025
                                    ------------    -----------     -----------
                                      11,359,854     24,034,481       2,949,025
                                    ------------    -----------     -----------
 Contributions and deposits
      (Note 1)
      Employer                         2,477,006      4,322,759              --
      Employee                        11,589,340      2,304,656              --
                                    ------------    -----------     -----------
                                      14,066,346      6,627,415              --
                                    ------------    -----------     -----------
Asset Transfers in (Note 7)                   --     27,946,047       6,701,682
                                    ------------    -----------     -----------
      Total additions                 25,426,200     58,607,943       9,650,707
                                    ------------    -----------     -----------
DEDUCTIONS:
      Payments to participants        64,533,456      6,442,512       3,719,735
         (Note 1)
      Loan maintenance fees               34,576          1,705              --
                                    ------------    -----------     -----------
      Total deductions                64,568,032      6,444,217       3,719,735
                                    ------------    -----------     -----------
INTERFUND TRANSFERS--NET              22,293,855     (6,244,453)       (882,360)
                                    ------------    -----------     -----------
         Net additions
         (deductions)                (16,847,977)    45,919,273       5,048,612
                                    ------------    -----------     -----------
NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year              187,503,182     59,052,640      33,700,438
                                    ------------    -----------     -----------
      End of year                   $170,655,205    $104,971,913    $38,749,050
                                    ============    ===========     ===========

The accompanying notes and schedules are an integral part of this statement.



       AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                 NOTES TO FINANCIAL STATEMENTS

                  DECEMBER 31, 1998 AND 1997

1.   DESCRIPTION OF PLAN:
     -------------------
     The following description of the AMP Incorporated Employee Savings and Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General
     -------
     The Plan was established effective January 1, 1982 for the benefit of the employees of AMP Incorporated (the Company) and certain subsidiaries and was subsequently amended on numerous occasions, most recently effective as of March 1, 1999.

     The Plan is a contributory defined contribution plan covering all employees of the Company and certain subsidiaries. Effective July 1, 1998, eligibility requirements of one year of service and at least age 21 were eliminated. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

     The Vanguard Fiduciary Trust Company is the trustee of the Plan.

     Contributions
     -------------
     Participants may defer up to 4% of their gross earnings as a "deferred basic deposit" and up to an additional 11% as a "deferred supplemental deposit." The Company's matching contribution to the Plan is 60% of the participants' "deferred basic deposit" which is paid out of the Company's current and accumulated earnings. Effective January 1, 1998, the Plan was amended to increase participants' "deferred supplemental deposit" percentage to up to 16% of their gross earnings, and to increase the Company's matching contribution to the Plan to include 30% of up to 2% of gross earnings in excess of the "deferred basic deposit" deferred under the Plan.

     Forfeitures in any given year are used to reduce Company matching contributions to the Plan in the following year. Forfeitures from 1997 reducing 1998 Company contributions amounted to $306,051. Forfeitures from 1998 amounted to $299,545 and will be applied against Company contributions in 1999.

     Investment Elections
     --------------------
     Participants may elect to invest their deferred basic deposits, deferred supplemental deposits and Company matching contributions on the "deferred basic deposit" in one or more of the available funds, which are the Money Market Prime, Wellington, Index Trust 500, Windsor II, PrimeCap, World Fund U.S. Growth, International Growth, T. Rowe Price - New Horizons, Vanguard Bond Index Fund - Total Bond Market, Vanguard Asset Allocation Fund (effective January 1, 1999), AMP Fixed Income and AMP Stock Fund. The Company's matching contribution on up to 2% of the gross earnings deferred in excess of the "deferred basic deposit" may only be deposited into the AMP Stock Fund and no inter-fund transfers are permitted.

     Participant Accounts
     ----------------------
     Each participant's account is credited with the participant's deposits and Company matching contributions and an allocation of the funds' earnings in which the participant participates. Certain participants in the Plan are of an inactive status at year end due to termination or retirement. The number of inactive participants as of December 31, 1998 and 1997 is 6,623 and 5,089 of the total 25,093 and 20,177, respectively.

     Vesting
     -------
     Participants are immediately vested in their deferred basic deposits and deferred supplemental deposits plus actual earnings thereon. Company matching contributions and earnings become 100% vested after five years of service by a participant. Immediate vesting of Company matching contributions occurs upon a participant's termination by retirement, disability, death or attainment of age 65.

     Payments to Participants
     ------------------------
     Deferred basic deposits and deferred supplemental deposits cannot be withdrawn prior to the attainment of age 59 1/2, except in the case of a "financial hardship." Vested Company matching contributions held under the Plan for at least two years and earnings thereon can be withdrawn any time at the request of the participant.

     Partial or total withdrawal of pre-1983 deferred basic deposits, deferred supplemental deposits, Company matching contributions and earnings by a participant is permitted at his or her request, subject to a minimum withdrawal of $100.

     Participant Loans
     -----------------
     Loans against a participant's account balances are secured by a promissory note which bears a fixed interest rate of 1% over the prime rate. The term of the loan is limited to five years and repayment is made through payroll deductions in level amounts over the life of the loan. There are limitations as to the amount that may be borrowed and whether prepayment of a loan is allowed. All loans requested prior to December 31, 1998 were disbursed to participants by that date.

     Participant Rollovers
     ---------------------
     Effective January 1, 1998, participants with accounts in previous employers' qualified plans, or in rollover IRA accounts including funds from previous employers' qualified plans, may make a rollover of those qualified monies into the Plan. This may be accomplished by a direct rollover, an indirect 60-day rollover, or an indirect 60-day rollover from a conduit IRA if the respective requirements are met.

     Administrative Expenses
     -----------------------
     All expenses incurred in the administration of the Plan are paid by the Company and amounted to $330,913 for the year ended December 31, 1998.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     Basis of Accounting
     -------------------
     The accompanying financial statements have been prepared using the accrual basis of accounting.

     Valuation of Investments
     ------------------------
     Investments, excluding deposits with insurance companies, are stated at market value, which is equivalent to current value as of the statement date.

     Deposits with insurance companies held by the Plan are accounted for under The American Institute of Certified Public Accountants' Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans" (SOP 94-4). Under SOP 94-4, as all of the guaranteed investment contracts held by the Plan are fully benefit-responsive, they are valued at contract value. A fully benefit-responsive investment contract is one that provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers or loans initiated by Plan participants exercising their rights to withdraw or borrow under the terms of the Plan.

     Tax Status
     ----------
     The trust established under the Plan is qualified under the Internal Revenue Code as exempt from federal income taxes under Section 501(a). The Plan has received a favorable determination letter from the Internal Revenue Service (IRS) maintaining the Plan's qualified status under applicable Internal Revenue Code requirements. The Plan has been amended since receiving the determination letter from the IRS; however, the Plan sponsor and legal counsel are of the opinion that the Plan, as amended and administered, meets the IRS requirements and, therefore, the trust continues to be tax exempt.

     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------
     All Plan investments are held by a trust company administered trust fund and consist of shares of various mutual funds, AMP stock, loans receivable and deposits with insurance companies (Note 4). The following is a list of assets which exceed 5% of net assets at December 31, 1998 and 1997.

  DESCRIPTION OF
    SECURITY              DECEMBER 31, 1998               DECEMBER 31, 1997
  --------------     ---------------------------   ----------------------------
                        No. of                         No. of
                       Shares or      Market or       Shares or      Market or
                       Principal      Contract        Principal      Contract
                        Amount         Value           Amount         Value
                     ------------ --------------   ------------- --------------
Money Market Prime     77,536,625   $ 77,536,625      32,651,101   $ 32,651,101
Wellington              2,844,434     83,484,134       1,799,909     53,007,329
Index Trust 500         2,219,262    252,884,883       2,110,822    190,121,782
Windsor II              2,462,675     73,510,858       1,984,564     56,798,234
PrimeCap                2,186,074    104,188,274       2,412,914     95,478,987
AMP Common Stock        2,015,094    104,848,875       1,384,588     58,152,696
World Fund U.S. Growth  2,340,386     87,741,083       1,383,626     39,710,055


4.   DEPOSITS WITH INSURANCE COMPANIES:
     ----------------------------------
     The Plan has entered into guaranteed investment contracts with various insurance companies (Insurance Companies). Under the terms of the contracts, which are all fully benefit-responsive contracts, the Insurance Companies received all plan year Fixed Income Fund deposits and contributions, or in the case of rollovers, a lump-sum deposit, which they maintain in plan reserve accounts until maturity. At maturity, the balances with interest will be returned to the Plan. The accounts are credited with interest at fixed rates for the respective periods and charged for plan withdrawals and loans. The contracts are included in the financial statements as of December 31, 1998 and 1997 at contract values, as reported to the Plan by the Insurance Companies. The estimated fair market value of the guaranteed investment contract portfolio, as of December 31, 1998 was $148,792,362. The aggregate average yield for the Plan's guaranteed investment contract portfolio was 6.43% and 6.14% for the years ended December 31, 1998 and 1997, respectively. The crediting interest rate for the Plan's guaranteed investment contract portfolio was 6.47% and 6.26% as of December 31, 1998 and 1997, respectively. There were no valuation allowances against contract values as of December 31, 1998 and 1997.

     Included in the Plan's guaranteed investment contract portfolio as of December 31, 1998, are nine synthetic investment contracts. These contracts operate in a manner similar to a guaranteed investment contract, except that the assets are placed in a trust (with ownership by the Plan) rather than in a separate account of the issuer. Also, a financially responsible third party issues a wrapper contract that provides that a participant executes Plan transactions at contract value. These contracts are included in the financial statements at contract values reported to the Plan of $92,022,436 at December 31, 1998. The market value of the underlying assets held in trust at December 31, 1998 was $94,842,378.

     During 1992, the investment manager for the Plan's Fixed Income Fund invested $10,000,000 in Confederation Life Insurance Company's (Confederation Life) Guaranteed Investment Contract Number 62682. This contract provided for a rate of return of 6.16%, and matured on June 29, 1997.

     On August 12, 1994, the U.S. assets of Confederation Life were placed under the regulatory supervision of the Michigan Commissioner of Insurance, and GIC payments by Confederation Life were suspended. At the date of seizure, the Plan's GIC investment with Confederation Life had a gross recorded contract value of $10,082,223. No interest has been paid under the Plan's Confederation Life contract since this time.

     On October 13, 1996, the Michigan Commissioner of Insurance reached a final decision related to the settlement of this contract. Out of the five settlement options, the Company selected a cash liquidation option worth 109% of August 12, 1994 contract value. Payouts were received during 1997, and the total received through the end of 1997 was $11,015,695.

5.   PLAN TERMINATION:
     ----------------
     The Company anticipates continuing the Plan indefinitely, but reserves the right to reduce, suspend or discontinue its contributions at any time and to discontinue or partially terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.   DISTRIBUTIONS TO PARTICIPANTS:
     -----------------------------
     Distributions to participants are generally made as soon as practical after a request is received by the trustee. There were no distributions due participants at December 31, 1998 and 1997.

7.   PLAN MERGER:
     -----------
     Effective January 1, 1999, the Company's M/A-COM Division MERIT Plan of Benefits (M/A-COM Plan) was merged into the Plan. In connection with this merger, the assets in the M/A-COM Plan totaling $198,186,758 were transferred on December 31, 1998 to the Plan, and are shown as a separate line item on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1998.

8.   SUBSEQUENT EVENTS:
     -----------------
     On April 2, 1999, AMP Incorporated merged with an indirect subsidiary of Tyco International, Ltd. ("Tyco"). In connection with the merger, shares of the Company's common stock were exchanged for .7507 shares of Tyco's common stock.

     Additionally, due to the merger with Tyco and in conjunction with the Company's Profit Improvement Plan, the Company has experienced a planned workforce reduction throughout 1999. Terminated participating employees will immediately vest in their Company matching contributions and become inactive participants with the traditional options available to them for exiting the Plan. Although the Plan is expected to experience an overall decrease in Net Assets due to the planned workforce reduction, individual account balances of the remaining Plan participants will not be affected by the terminated inactive participants' withdrawal from the Plan.

                                                                                 Schedule I
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
                     ITEM 27(a) -- SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1998

                                              Number of Shares                       Market
                                                     or                               or
DESCRIPTION OF SECURITY                       Principal Amount    Cost          Contract Value
-----------------------                       ----------------    ----        ----------------
Commingled Trusts and Common Stock:
      Money Market Prime                      77,536,625         $ 77,536,625 $   77,536,625
      Wellington Fund                          2,844,434           78,164,362     83,484,134
      Index Trust 500 Fund                     2,219,262          156,775,959    252,884,883
      Windsor II Fund                          2,462,675           62,901,025     73,510,858
      PrimeCap Fund                            2,186,074           70,291,483    104,188,273
      World Fund U.S. Growth                   2,340,386           69,590,994     87,741,083
      International Growth                       832,510           15,124,956     15,626,204
      Asset Allocation Fund                      262,904            6,409,643      6,409,603
      Total Bond Market Index Fund             1,470,579           15,073,788     15,102,848
      T. Rowe Price - New Horizons               450,765           10,252,436     10,520,857
      AMP Common Stock                         2,015,094           75,462,810    104,848,875
                                                                 ------------ --------------
Total Commingled Trusts & Common Stock                           $637,584,081 $  831,854,243
                                                                 ------------ --------------
Deposits with Insurance Companies:
       AIG Life, 7.08%, due 3/31/02           11,224,792          $11,224,792    $11,224,792
       CDC, 5.97% due 4/15/01                 10,123,078           10,123,078     10,123,078
       CDC, 5.85%, due 8/31/01                 8,038,722            8,038,722      8,038,722
       Deutsche Bank, 6.40%, due on demand    12,335,001           12,335,001     12,335,001
       Life of Virginia, 6.18%, due 10/15/02  10,362,939           10,362,939     10,362,939
       Metropolitan Life, 6.18%, due 6/30/00   9,872,289            9,872,289      9,872,289
       Morgan Guaranty, 6.47%, due 3/31/01    11,011,591           11,011,591     11,011,591
       NY Life, 7.47%, due 6/30/99            13,822,236           13,822,236     13,822,236
       NY Life, 7.02%, due 3/31/99             9,463,897            9,463,897      9,463,897
       Principal, 8.12%, due 10/31/99          9,691,448            9,691,448      9,691,448
       Rabobank, 6.77%, due 12/31/01           8,891,962            8,891,962      8,891,962
       Union Bank of Switzerland, 6.71%,
          due on demand                       15,198,747           15,198,747     15,198,747
       Union Bank of Switzerland, 6.98%,
          due on demand                       11,941,362           11,941,362     11,941,362
       WestDeutsche Landesbank, 6.48%,
          9/30/01                              3,257,181            3,257,181      3,257,181
                                                                 ------------ --------------
Total Deposits with Insurance Companies                           145,235,245    145,235,245
                                                                 ------------ --------------

Participant Loans (7% to 11.5%)               38,749,050           38,749,050     38,749,050
                                                                 ------------ --------------
          TOTAL                                                  $821,568,376 $1,015,838,538
                                                                 ============ ==============

The accompanying notes are an integral part of this schedule.

                                                                                    Schedule II
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
               ITEM 27(d) -- SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                   Number of  Number of                                 Cost of        Net
Identity of Party    Description of Transaction    Purchases    Sales   Purchase Price  Selling Price  Items Sold   Gain/(Loss)
-----------------    --------------------------    ---------  --------- --------------  -------------  ----------   -----------
Vanguard               Money Market Prime          397        383       $180,625,426    $131,720,082    $131,720,082   $        --
Vanguard               Index Trust 500 Fund        252        252        109,463,638      93,572,789      66,760,499    26,812,290
AMP                    Common Stock                 84        129         37,900,404      41,383,462      36,963,287     4,420,175
Vanguard               PrimeCap Fund               252        252         44,858,095      53,887,146      45,043,426     8,843,720
Vanguard               Windsor II Fund             249        252         41,980,318      27,849,348      23,693,280     4,156,068
Vanguard               World Fund U.S. Growth      249        251         62,731,237      27,390,294      23,247,151     4,143,143
Vanguard               Wellington Fund             247        252         54,315,330      23,981,369      20,607,757     3,373,612

The purchase prices and selling prices of the above transactions represent the current value of the assets on the transaction date.

The accompanying notes are an integral part of this schedule.
